LAURELTON DIAMONDS BELGIUM BVBA Belgium TIFFANY & CO. Delaware TIFFANY AND COMPANY New York TIFFANY & CO. LUXEMBOURG S.A.R.L. Luxembourg Tiffany (NY) 50% Tiffany Int’l (DE) 50% TIFFANY & CO. INTERNATIONAL Delaware LAURELTON DIAMONDS, INC. (Formerly FHH Diamonds, Inc.) Delaware EAST POND HOLDINGS, INC. Delaware LCT INSURANCE COMPANY New York T. RISK HOLDINGS INC. New Jersey Tiffany & Co. Subsidiaries (Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Rule 1-02(W) of Reg. S-X)) Exhibit 21.1 Page 1 of 2 TIFFANY ATLANTIC CITY, INC. New Jersey TIFFANY (NJ) LLC Delaware TCORD HOLDING COMPANY LLC Delaware SEE NEXT PAGE Domestic Subsidiaries LAURELTON JEWELRY, S.R.L. (Formerly TCORD, S.R.L.) Dominican Republic Tiffany (NY) 99.90% TCORD (DE) 0.10% International Subsidiary TIFFANY & CO. JAPAN INC. Delaware TIFFANY-BRASIL LTDA. Brazil Tiffany Int’l (DE) 99.83% Tiffany (NY) 0.17% Domestic Subsidiaries International Subsidiaries TIFFANY & CO. TAIWAN HOLDING LLC Delaware TIFFANY THAILAND HOLDINGS I LLC Delaware TIFFANY THAILAND HOLDINGS II LLC Delaware TIFFANY IMPORTAÇÂO E COMÉRCIO DE JÓIAS LTDA. Brazil Tiffany-Brasil 99.99% Tiffany Int’l (DE) 0.01% TIFFANY & CO. TAIWAN LIMITED Taiwan TIF SWISS HOLDINGS GMBH Switzerland-Canton Ticino TIFFANY SWITZERLAND WATCH COMPANY SAGL (Formerly Tiffany & Co. Watch Center AG) Switzerland-Canton Ticino LAURELTON JEWELRY (THAILAND) COMPANY LIMITED (1) Thailand TRM INVESTMENTS L.L.C. New Jersey LCT 99% - TIFFCO 1% LAURELTON DIAMONDS ONTARIO LTD. Canada DPFH CO. LTD. British Virgin Islands TIFFCO INVESTMENT VEHICLE, INC. British Virgin Islands LAURELTON DIAMONDS VIETNAM LLC (Formerly Hai Duong D.C.V.T. Limited Company) Vietnam LAURELTON DIAMONDS (MAURITIUS) LIMITED Mauritius LAURELTON DIAMONDS (CAMBODIA) CO., LTD. Cambodia NHC, LLC Delaware TIFFCO 51% LAURELTON (DE) 49% BWHC, LLC Delaware TIFFCO 75% LAURELTON (DE) 25% LAURELTON-REIGN DIAMONDS (PTY) LTD. Namibia LAURELTON DIAMONDS (BOTSWANA) (PROPRIETARY) LIMITED (Formerly Rand Diamonds (Botswana) (Proprietary) Ltd.) Botswana BWHC 80% Company Share Ownership (1) Laurelton Jewelry (Thailand) Company Limited 2,322,604 Shares: Tiffany & Co. International 23,698 Shares: Tiffany Thailand Holdings I LLC 23,698 Shares: Tiffany Thailand Holdings II LLC (2) Tiffany & Co. Jewelers (Thailand) Company Limited 637,002 Shares: Tiffany & Co. International 6,499 Shares: Tiffany Thailand Holdings I LLC 6,499 Shares: Tiffany Thailand Holdings II LLC (3) Tiffany & Co. Belgium SPRL 40,099 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. International (4) Tiffany & Co. (GB) 15,893,999 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. Holding II LLC TIFFANY DISTRIBUTION COMPANY LLC Delaware TIF WATCH HOLDINGS SAGL Switzerland-Canton Ticino TIFFANY & CO. SWISS WATCHES SAGL Switzerland-Canton Ticino TIFFANY & CO. JEWELERS (THAILAND) COMPANY LIMITED (2) Thailand LAURELTON DIAMONDS SOUTH AFRICA (PROPRIETARY) LIMITED (Formerly Rand Precision Cut Diamonds (Proprietary) Ltd.) South Africa TIFFANY AND COMPANY U.S. SALES, LLC Delaware LAURELTON SOURCING, LLC Delaware LAURELTON DIAMONDS HOLDINGS LLC Delaware

TIFFANY & CO. Delaware TIFFANY AND COMPANY New York TIFFANY & CO. INTERNATIONAL Delaware Tiffany & Co. Subsidiaries (Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Rule 1-02(W) of Reg. S-X)) Exhibit 21.1 Page 2 of 2 TIFFANY & CO. LUXEMBOURG S.A.R.L. Luxembourg Tiffany (NY) 50% Tiffany Int’l (DE) 50% TCO NETHERLANDS I C.V. Netherlands GP – LLC I (DE) 0.00000034% LP – Luxembourg 99.90% TIFFANY & CO. (NL) II C.V. Netherlands GP – LLC I (DE) 0.00000038% LP – CV I 99.99% TIFFANY & CO. HOLDING II LLC Delaware CV I 100% TIFFANY & CO. (BVI) LTD. British Virgin Islands TIFFANY & CO. OVERSEAS FINANCE B.V. Netherlands TIFFANY & CO. (CANADA) LP Canada GP – CV I 0.10% LP – CV II 99.90% TIFFANY & CO. CANADA Canada TIFFANY & CO. HONG KONG HOLDING LLC Delaware TIFFANY & CO. ASIA PACIFIC LIMITED (Formerly Sindat Limited) Hong Kong TIFFANY & CO. MEXICO, S.A. de C.V. Mexico TIFFANY & CO. OF NEW YORK LIMITED Hong Kong TIFFANY & CO. KOREA HOLDING LLC Delaware TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED China TIFFANY & CO. PTE. LTD. Singapore TCO MACAU LIMITED Macau TIFFANY KOREA LTD. (Formerly Tiffco Korea Ltd.) Republic of Korea UPTOWN ALLIANCE (M) Sdn. Bhd. Malaysia TIFFANY RUSSIA LLC Russia Overseas Finance 99.98% CV I 0.02% TCO HOLDINGS LIMITED Dubai TIFFANY & CO. (NZ) LIMITED New Zealand TIFFANY & CO. (AUSTRALIA) PTY. LTD. Australia TIFFANY & CO. NETHERLANDS B.V. Netherlands TCO DAMAS ASSOCIATES LLC Dubai TCO Holdings 49% TIFFANY & CO. BELGIUM SPRL (3) Belgium TIFFANY AND COMPANY (CYPRUS) LIMITED Cyprus TIFFANY & CO. (Formerly Societe Francaise Pour Le Developpement De La Porcelaine Dart) France TIFFANY & CO. (GB) (Formerly Tiffany & Co.) (4) United Kingdom TIFFANY & CO. LIMITED (Formerly Tiffany & Co. (GB) Ltd.) United Kingdom TIFFANY & CO. ITALIA S.p.A. (Formerly Tiffany- Faraone S.p.A.) Italy TIFFANY OF NEW YORK (SPAIN) S.L. Spain TIFFANY & CO. ASIA HOLDINGS LLC Delaware TIFFANY & CO. CHILE SPA Chile TIFFANY & CO. (JEWELLERS) LIMITED Ireland TIFFANY & CO. (CR) S.R.O. Czech Republic Overseas Finance 10% UK Holdings 90% TIFFANY & CO. HOLDING I LLC Delaware Luxembourg 100% TIFFANY & CO. (UK) HOLDINGS LIMITED United Kingdom TIFFANY & CO. (SWITZERLAND) JEWELERS S.A.R.L. Switzerland